SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Eaton Vance Mutual Funds Trust
(Name of Registrant as Specified in Its Charter)

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May 9, 2011

Important Shareholder Information

Dear Shareholder:

The Board of Trustees of Eaton Vance Tax-Managed Mid-Cap Core Fund (the Fund) has approved a change in the Fund’s investment objective and the reclassification of the Fund’s investment objective from fundamental to non-fundamental. If approved by shareholders, the Fund will no longer employ a tax-managed investment strategy intended to minimize income distributions and distributions of realized short-term gains that are taxed as ordinary income, as well as distributions of realized long-term gains. The Fund’s new objective will be total return. The reclassification of the Fund’s investment objective from fundamental to non-fundamental would mean that a change in the investment objective could be approved by the Board of Trustees without shareholder approval. These changes are subject to shareholder approval. Shareholders will be asked to approve the changes at a special meeting of shareholders expected to be held on June 24, 2011. Please refer to the enclosed Proxy Statement for additional information.

If Fund shareholders approve the change in investment objective, the following changes will also take place early in the third quarter of 2011:

  The Fund will change its name to Eaton Vance Atlanta Capital Horizon Growth Fund.
  The Fund will eliminate its policy of investing at least 80% of its net assets in mid-cap companies, although the Fund is expected to continue to focus its investments on mid-cap companies in the near term. The Fund also will no longer pursue a core investment strategy, but primarily focus on growth companies. The Fund will continue to seek to invest in stocks of higher quality companies.
  The Fund’s primary benchmark will change to the Russell Mid-Cap Growth Index.

If you have questions regarding these proposed changes, please contact your financial advisor, or please feel free to call an Eaton Vance Investor Services Representative at 1-800-262-1122. Our representatives are available to assist you Monday–Friday 8:00 A.M. – 6:00 P.M. Eastern Time.

Sincerely,

Eaton Vance

EVTMLTR

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Eaton Vance Proxy Information

Discover the importance of voting your proxy as quickly as possible

Home > Individual Investors > Investor Resources > Proxies

Tom Faust, Eaton Vance Chairman and CEO, discusses the importance of voting your fund's proxy.

Why Should I Vote My Proxy?

Voting your proxy early is crucial for a number of reasons. First, the proxy materials cover important matters about how your fund operates. You have the right to influence that process and have a say in how your fund is managed.

Further, if not enough votes are received after the initial mailing, we must actively solicit votes through additional mailings and telephone calls. The costs associated with such follow-up measures are considerable and are typically charged directly to the fund. That means it is you, the shareholder, who ultimately pays. Voting promptly may also help you avoid the telephone calls and follow-up mailings.

How do I Vote My Proxy?

Funds:	Eaton Vance Tax-Managed Mid Cap Core Fund
Statement:	To view the proxy statement, click here.
Click:	To vote online, please refer to your proxy ballot for the Web site information and your control number.
Call:	Refer to the telephone number on your proxy ballot. Please have your control number ready.
Mail:	Sign and mail the proxy ballot. All the necessary information is in the proxy mailing you received.
In Person:	Attend the shareholder meeting on Friday, June 24, 2011, at Two International Place in Boston, MA. Please be prepared to present photo identification.
Q&A:	To learn more about the proxy, click here.

Before investing in any Eaton Vance fund, prospective investors should consider carefully the fund's investment objective(s), risks, and charges and expenses. For open-end mutual funds, the fund's current prospectus contains this and other information about the fund. To obtain a fund prospectus or summary prospectus and the most recent annual and semiannual shareholder reports, contact your financial advisor or download a copy here. Read the prospectus carefully before you invest or send money. For closed-end funds, you should contact your financial advisor. To obtain the most recent annual and semi-annual shareholder report for a closed-end fund contact your financial advisor or download a copy here. Before purchasing any variable product, consider the objectives, risks, charges, and expenses associated with the underlying investment option(s) and those of the product itself. For a prospectus containing this and other information, contact your investment or insurance professional. Read the prospectus carefully before investing.

Not FDIC Insured. No Bank Guarantee. May Lose Value.

Eaton Vance does not provide tax or legal advice. Prospective investors should consult with a tax or legal advisor before making any investment decision.

The information on this Web site is for U.S. residents only and does not constitute an offer to sell, or a solicitation of an offer to purchase, securities in any jurisdiction to any person to whom it is not lawful to make such an offer.

©Eaton Vance Investment Managers. All rights reserved. Eaton Vance open-end mutual funds are offered through Eaton Vance Distributors, Inc. Two International Place, Boston, MA 02110.

Publication details: 2011-05-09 02:04
http://uat-individuals.eatonvance.com/proxy-vote.php

http://uat-individuals.eatonvance.com/proxy-vote.php 5/9/2011

QUESTIONS AND ANSWERS

Regarding the Special Meeting of Shareholders of
Eaton Vance Tax-Managed Mid-Cap Core Fund

WHAT IS BEING PROPOSED?

You are being asked to vote on two proposals at a Special Meeting of Shareholders scheduled to be held on June 24, 2011 at 2:00 P.M. Eastern Time. The first proposal is to approve a change in the Fund’s investment objective. The second proposal is to reclassify the Fund’s investment objective from fundamental to non-fundamental.

WHY DO I HAVE TO VOTE ON THESE PROPOSALS?

The Fund’s investment objective is fundamental and may not be changed without shareholder approval. Therefore, shareholders of the Fund are being asked to approve the change of the Fund’s investment objective. A Fund’s investment objective is not required to be fundamental under applicable law. It is proposed that the Fund’s investment objective be reclassified from fundamental to non-fundamental, to provide the Fund with the flexibility to respond to market changes by changing its investment objective without incurring the expense and delay of seeking a shareholder vote.

HOW WILL THE FUND CHANGE AS A RESULT OF A CHANGE IN THE INVESTEMENT OBJECTIVE?

The Fund’s current investment objective is to achieve long-term, after-tax returns for its shareholders by investing in a diversified portfolio of common stocks of mid-cap companies. If Proposal One is approved, the Fund’s investment objective will be changed to total return and the Fund will no longer employ a tax-managed investment strategy intended to minimize income distributions and distributions of realized short-term gains that are taxed as ordinary income, as well as distributions of realized long-term gains. In addition, the Fund’s name will change to Eaton Vance Atlanta Capital Horizon Growth Fund. In this connection, the Fund intends to eliminate its policy of investing at least 80% of its net assets in mid-cap companies, although the Fund is expected to continue to focus its investments on mid-cap companies in the near term. The Fund also would no longer pursue a core investment strategy, but primarily focus on growth companies. As described in its prospectus, the Fund will continue to seek to invest in stocks of higher quality companies.

In selecting securities for the Fund, the investment adviser will continue to seek to purchase stocks of companies capable of sustaining consistent earnings growth while maintaining a strong financial condition. Sustainable earnings growth is determined by fundamental analysis of a company’s financial trends, products and services, industry conditions and other factors. The portfolio managers will normally consider selling Fund securities when they reach their price target, other securities are identified to displace a current holding, or fundamentals deteriorate and the original investment case is no longer valid. A top down assessment of an industry or the economy can also influence the sell decisions at times. If the proposed changes are implemented, the Fund’s primary benchmark will change to the Russell Mid-Cap Growth Index.

If Fund shareholders approve the change in investment objective, it is expected that the changes described above will take place early in the third quarter of 2011.

WHAT WILL HAPPEN IF THE INVESTMENT OBJECTIVE IS RECLASSIFIED AS NON-FUNDAMENTAL?

The reclassification would permit the Fund to revise its investment objective in the event the Board of Trustees determines that such a change would be in the best interests of the Fund in light of the facts and circumstances, including market conditions or trends. Any subsequent change in the Fund's investment objective would be subject to prior approval by the Board of Trustees. Shareholders will be given at least 60 days’ advance written notice prior to the implementation of a material change in the Fund’s investment objective.

WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE PROPOSALS?

If shareholders do not approve Proposal One, the Fund will continue to be managed with the objective of after tax total return and a shareholder vote will be required in order to change the objective. However, if Proposal Two is approved, the Board of Trustees will have the ability to change the Fund’s investment objective without shareholder approval.

If shareholders do not approve Proposal Two, the Fund investment objective will continue to be fundamental and the Board of Trustees will be required to seek shareholder approval if, in the future, it decides to change either the investment objective or reclassify the investment objective from fundamental to non-fundamental.

HOW DO I VOTE MY SHARES?

You can vote your shares by completing and signing the enclosed proxy card, then mailing it in the postage-paid envelope provided. By returning your proxy card promptly, you can avoid additional solicitations by telephone or other means.

IF I SEND MY PROXY IN NOW, CAN I CHANGE MY VOTE LATER?

You may revoke your written proxy prior to the meeting by sending an executed letter of instructions to the Fund’s proxy tabulator, or by executing and delivering a later dated proxy, or by attending the meeting and voting the shares in person.

WHAT IS THE REQUIRED VOTE TO APPROVE THE PROPOSALS?

Approval of Proposal 1 and Proposal 2 each require the affirmative vote of a “majority of the outstanding voting securities” of the Fund which term as used in this Proxy Statement means the vote of the lesser of (a) more than 50% of the outstanding voting securities of the Fund, or (b) 67% or more of the voting securities of the Fund present at a meeting or represented by proxy if holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy.

WHAT IS THE RECOMMENDATION OF THE BOARDS OF TRUSTEES?

The Trustees recommend that you vote in favor of both proposals.